UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	RBCN	The Nasdaq Stock Market LLC

Preferred Share Purchase Right	Not Applicable	Not Applicable

Item 8.01 Other Events

On December 9, 2020, Rubicon Technology, Inc. (“RTI”) completed the sale of all of the outstanding shares of capital stock (the “Capital Shares”) of its wholly owned subsidiary Rubicon Sapphire Technology (Malaysia) SDN. BHD. (the “Company”) to Kang Lean Hiang, a Malaysian national that has no affiliation to RTI or the Company, pursuant to a share sale agreement (hereinafter, the “Agreement”). The sole material asset of the Company that was transferred pursuant to this transaction was the Company’s leasehold interest in land located in Penang, Malaysia that expires on March 15, 2071.

RTI sold the Capital Shares for a gross sales price of $775,000 and it expects its net proceeds from the sale (after the payment of real estate taxes, brokerage and legal fees, transfer taxes and other expenses) to be approximately $725,000.

The foregoing is a summary of the transactions consummated pursuant to the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Share Sale Agreement, dated November 20, 2020, between Rubicon Technology, Inc. and Kang Lean Hiang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: December 9, 2020	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

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